EXHIBIT 32.1

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report (the “Report”) on the Form 10-Q of Mineria Y Exploraciones Olympia, Inc. (the “Company”) for the nine months ended February 28, 2014, as filed with the Securities and Exchange Commission on the date hereof, I, Francisco Antonio Jerez Garcia, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, President and Director, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1.	The Quarterly Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: April 11, 2014	By:	/s/ Francisco Antonio Jerez Garcia
FRANCISCO ANTONIO JEREZ GARCIA
Chief Executive Officer, Chief Financial Officer,
Chief Accounting Officer and President